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                                                                   EXHIBIT 10.24

                              September 25, 1998

COPE, Inc.                              COPE Holding AG
2200 Pacific Coast Hwy, Ste 301         Grundstrasse 14
Hermosa Beach, CA 90254                 6343 Rotkreuz
                                        Switzerland


Gentlemen:

        In order to induce both COPE, Inc., a Delaware corporation formerly known as Harrier, Inc., on the one hand, and COPE Holding AG, a Swiss stock corporation, and the shareholders of COPE Holding AG, on the other hand, to consummate the transactions set forth in that certain Amended and Restated Securities Purchase Agreement and Plan of Reorganization {"Agreement") dated July 24, 1998 entered into by, among others, COPE, Inc. and COPE Holding AG, New Capital AG, a Swiss stock corporation, hereby agrees effective as of the Closing (as that term is defined in the Agreement) to indemnify, defend and hold harmless COPE, Inc. against and in respect of any and all claims, demands, losses, costs, expenses, liabilities and damages, including interest, penalties, and reasonable attorneys' fees, that COPE, Inc. shall incur or suffer which arise, result from or relate to any claims that might be brought against COPE, Inc., based on facts or actions alleged to have taken place prior to September 25, 1998. In the event COPE, Inc. receives a complaint, claim or other notice of any loss, claim or damage, liability or action, giving rise to a claim for indemnification under this letter, COPE, Inc. shall promptly notify New Capital AG of such complaint, notice, claim or action, and New Capital AG shall have the right to investigate and defend any such loss, claim, damage, liability or action. COPE, Inc. shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of New Capital AG, unless New Capital AG fails to promptly defend, in which case the fees and expenses of such separate counsel shall be borne by New Capital Ag. In no event shall New Capital Ag be obligated to indemnify COPE, Inc. for any settlement of any claim or action effected without New Capital AG's prior written consent.

                                        Very truly yours,

                                        NEW CAPITAL AG,
                                        a Swiss stock corporation

                                        By: /s/ JURG KEHRI
                                           -----------------------
                                           Jurg Kehri, Director

                                        By: /s/ KEVIN DEVITO
                                           -----------------------
                                           Kevin Devito,  Director